UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2012

American Realty Capital Trust III, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54690	27-3715929
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) (212) 415-6500 Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 28, 2012, American Realty Capital Trust III, Inc. (the “Company”) announced the closure of its fund following the successful achievement of its target equity raise of $1.7 billion (including shares reallocated from the Company’s distribution reinvestment plan).

On that same day, the Company announced its recent property acquisitions and provided a summary of its overall portfolio.

From August 21, 2012 through September 21, 2012, the Company has closed the acquisition of 91 single-tenant, freestanding properties with approximately 0.7 million leasable square feet located in 19 states, at an aggregate purchase price of $111.7 million (exclusive of closing costs). The acquisitions increased the portfolio’s size, at cost, to $846.6 million, comprised of 326 properties. The acquisitions were funded with cash available from the Company’s ongoing public offering. The Company also announced today that its portfolio pipeline includes approximately $404.0 million worth of acquisitions under contract.

The table below provides a summary of the 91 properties acquired by the Company from August 21, 2012 through September 21, 2012 and, for each tenant, includes the properties’ location, average lease term remaining at acquisition, contractual purchase price, rentable square footage, annual GAAP net operating income, average capitalization rate, and indicates whether the tenant or guarantor is investment grade:

Tenant	Number of Properties	States	Average Lease Term Remaining at Acquisition (Years)	Contract Purchase Price (millions)	Rentable Square Footage	Annual GAAP Net Operating Income (millions)	Average Capitaliz- ation Rate	Investment Grade? (Y/N)(1)
Advance Auto	3	KY, NJ and TX	11.9	$6.0	18,779	$0.4	7.5%	Y
Circle K	1	GA	10.6	$1.3	3,745	$0.1	8.4%	Y
CVS	1	NV	12.0	$5.1	12,941	$0.3	6.9%	Y
Dollar General	58	IA, IL, KS, MI, MO, MS, NM, OK, TN and TX	13.8	$62.3	535,426	$4.9	7.9%	Y
Family Dollar	5	ID, MS, NV and OH	10.3	$5.1	40,673	$0.5	9.0%	Y
FedEx	1	WV	14.9	$4.3	13,334	$0.3	7.6%	Y
Krystal	22	AL, FL, GA, MS and TN	20.0	$27.6	47,874	$2.5	9.0%	N
Total	91	19	15.0	$111.7	672,772	$9.0	8.2%

_________________

(1)	As defined by a major credit rating agency.

A copy of the press release announcing the closure of the Company’s fund and the Company’s portfolio acquisitions from August 21, 2012 through September 21, 2012 is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST III, INC.

Date: September 28, 2012	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors